UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 1, 2025

Scorpius Holdings, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35994	26-2844103
(Commission File Number)	(IRS Employer Identification No.)

1305 E. Houston Street, Building 2

San Antonio, TX 78205

(Address of principal executive offices and zip code)

(919) 240-7133

(Registrant’s telephone number including area code)

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0002 par value per share	SCPX	NYSE American LLC
Common Stock Purchase Rights		NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

Effective May 1, 2025, Scorpius Holdings, Inc., a Delaware corporation (the “Company”), entered into an agreement (the “Note Amendment”) with an institutional investor (the “Investor”) to amend the 9% senior secured convertible note (the “Note”) in the aggregate original principal amount of $12,416,667 that the Company issued to the Investor on December 6, 2024, as amended on February 13, 2025. Pursuant to the Note Amendment, the Company reduced the conversion price of the Notes from $0.25 to $0.06. As a result of the Note Amendment, if the Notes were to fully convert into shares of the Company’s common stock, par value $0.0002 per share (the “Common Stock”), at the conversion price of $0.06, assuming no limitations on conversion, the Company would issue 206,944,450 shares of Common Stock upon conversion of the principal amount of the Notes, plus an additional 34,208,483 shares of Common Stock if interest and the Make-Whole Amount (as such term is defined in the Notes) is also converted into shares of Common Stock.

The Note Amendment provides that the Company will seek stockholder approval (the “Second Stockholder Approval”) to amend the Company’s Third Amended and Restated Certificate of Incorporation, as amended, to either increase the Company’s authorized number of shares of Common Stock or effect a reverse stock split to allow for complete conversion of the Note at the conversion price. Pursuant to the Note Amendment, until the Second Stockholder Approval is obtained and the amendment to the Company’s Third Amended and Restated Certificate of Incorporation, as amended is filed with the Secretary of State with the State of Delaware, the Investor may only convert $2,700,000 of principal amount of the Note.

On May 1, 2025, the Company also entered into an agreement (the “Warrant Amendment”) with the Investor to amend the common stock purchase warrants (the “Warrants”) to purchase an aggregate of 12,416,667 shares of Common Stock, issued to the Investors on December 6, 2024, which was amended on February 14, 2025. Pursuant to the Warrant Amendment, the Company reduced the exercise price of the Warrants from $0.25 to $0.06, and the number of shares of Common Stock issuable upon exercise of the Warrants remains at 12,416,667 shares.

The foregoing description of the Note Amendment and Warrant Amendment is qualified in its entirety by reference to the full text of the Note Amendment and Warrant Amendment, a copy of each of which is attached hereto as Exhibit 4.1 and 4.2, and which are incorporated herein in its entirety by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The Note was issued, and the shares to be issued pursuant to the Note will be sold, pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder. The securities may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
4.1	Form of Amendment to Senior Secured Convertible Note
4.2	Form of Amendment to Common Stock Purchase Warrant
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 5, 2025	SCORPIUS HOLDINGS, INC.

	By:	/s/ Jeffrey Wolf
	Name:	Jeffrey Wolf
	Title:	Chairman, President and Chief Executive Officer